Exhibit 99.1

News

March 10, 2008	Analyst Contact:	Christy Williamson
918-588-7163
	Media Contact:	Megan Washbourne
918-588-7572

ONEOK Partners Announces

2.5 Million Common Units Public Offering

And 5.4 Million Common Units Private Placement

TULSA, Okla. — March 10, 2008 — ONEOK Partners, L.P. (NYSE: OKS) today announced a public offering of 2.5 million of its common units, representing limited partner interests, subject to market and other conditions. The units will be offered by ONEOK Partners pursuant to an effective shelf registration statement on file with the Securities and Exchange Commission.

In addition, the partnership will concurrently sell 5.4 million of its common units to ONEOK, Inc. (NYSE: OKE) in a private placement. ONEOK, Inc. and a subsidiary, which is the sole general partner of the partnership, currently own an aggregate 45.7 percent interest in the partnership.

ONEOK Partners expects to use the net proceeds from the common unit public offering and private placement to repay the debt outstanding under its $1 billion revolving credit facility, for capital expenditures and for general partnership purposes.

When the common unit public offering and private placement are complete, ONEOK Partners will have 90.8 million units outstanding. ONEOK, Inc. and a subsidiary, which is the sole general partner of the partnership, will increase their aggregate ownership interest in the partnership to 47.8 percent from 45.7 percent.

UBS Investment Bank, Citi and Wachovia Securities are acting as joint book-running managers, and RBC Capital Markets and Sanders Morris Harris are acting as co-managers. The partnership is expected to grant the underwriters a 30-day option to purchase up to an additional 375,000 units to cover over-allotments, if any. The private placement of common units to ONEOK, Inc. will not be subject to an over-allotment option.

This news release is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

ONEOK Partners Announces 2.5 Million Common Units Public Offering

And 5.4 Million Common Units Private Placement

A copy of the prospectus and prospectus supplement may be obtained from the underwriters as follows:

UBS Investment Bank

Attention: Prospectus Department

299 Park Avenue

New York, NY 10171

Toll free: 888-827-7275

Citi

Brooklyn Army Terminal

140 58th Street, 8th Floor

Brooklyn, NY 11220

718-765-6732

Wachovia Securities

Equity Syndicate Department

375 Park Avenue

New York, NY 10152

Email: equity.syndicate@wachovia.com

ONEOK Partners, L.P. (NYSE: OKS) is one of the largest publicly traded limited partnerships, and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting much of the natural gas and NGL supply in the Mid-Continent with key market centers. Its general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a diversified energy company, which owns 45.7 percent of the overall partnership interest. ONEOK is one of the largest natural gas distributors in the United States, and its energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements relate to our anticipated financial performance, management’s plans and objectives for our future operations, our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements in certain circumstances. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast” and other words and terms of similar meaning. You should not place undue reliance on forward-looking statements. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices. These and other risks are described in greater detail in Item 1A, Risk Factors, in our Annual Report on Form 10-K. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise. OKS-FI

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